EX-99.906CERT

CERTIFICATION

Peter R. Kohli, Trustee, Chairman and CEO and Christopher M. Farah, Chief Financial Officer of The DMS Funds (the “Registrant”), does certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Trustee, Chairman and CEO                                                                  Chief Financial Officer

The DMS Funds                                                                                    The DMS Funds

By: /s/ Peter R. Kohli                                                                            By: /s/ Christopher M. Farah

Trustee, Chairman and CEO                                                                 Chief Financial Officer

Date: December 3, 2013                                                                                 Date: December 3, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The DMS Funds and will be retained by The DMS Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.